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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

                                 March 1, 1999

The FINOVA Group Inc.
1850 N. Central Avenue, No. 1159
P.O. Box 2209
Phoenix, Arizona 85004

Re: The FINOVA Group Inc.: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to The FINOVA Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 6,083,251 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 6, 1999, among the Company, FINOVA Newco Inc. and Sirrom Capital Corporation, attached as Annex A to the Proxy Statement/Prospectus included in the Registration Statement (the "Merger Agreement"). In rendering the opinion set forth below, we have reviewed (a) the Registration Statement;
(b) the Company's Certificate of Incorporation and Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Merger Agreement; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Our opinions set forth below is limited to the General Corporation Law of the State of Delaware (the "DGCL").

     Based upon the foregoing, we are of the opinion that the Shares will, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the proxy statement included in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

     The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                          Very truly yours,

                                          /s/  Morgan, Lewis & Bockius LLP
                                          Morgan, Lewis & Bockius LLP